Exhibit 4.3
THIS WARRANT AND THE SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. EXCEPT AS OTHERWISE SET FORTH HEREIN NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR, AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE, ACCEPTABLE TO THE COMPANY’S COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 OR REGULATION S UNDER SUCH ACT. THIS WARRANT IS ISSUED SUBJECT TO CERTAIN CONDITIONS INCLUDING STOCKHOLDER APPROVAL AND VESTING

Right to Purchase up to Thirty-Nine and Nine-Tenths Percent (39.9%) of the number of shares of Common Stock, par value $.001 per share, outstanding from time to time, minus Six Million One Hundred Thousand (6,100,000) shares; but in no event to exceed Fourteen Million Three Hundred Thousand (14,300,000) shares issued hereunder in the aggregate.
STOCK PURCHASE WARRANT
     THIS CERTIFIES THAT, for value received, Hyundai Syscomm Corp., a California corporation (“Hyundai”) or its registered assigns, is entitled to purchase from US Dataworks, Inc., a Nevada corporation (the “Company”), at any time or from time to time during the period specified in Paragraph 2 hereof, such number of fully paid and nonassessable shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”), as shall be equal to: (i) Thirty-Nine and Nine-Tenths Percent (39.9%) of the number of shares of Common Stock that will be outstanding after giving effect to the exercise or partial exercise of this Warrant, minus (ii) the sum of: (A) Six Million One Hundred Thousand (6,100,000) shares of Common Stock plus (B) any shares of Common Stock theretofore issued upon partial exercise of this Warrant; but in no event to exceed Fourteen Million Three Hundred Thousand (14,300,000) shares issued in the aggregate hereunder. The exercise price is One Cent ($0.01) per share (the “Exercise Price”). The term “Warrant Shares,” as used herein, refers to the shares of Common Stock purchasable hereunder upon the exercise or partial exercise of this Warrant. The Warrant Shares and the Exercise Price are subject to adjustment as provided in Paragraph 4 hereof. The term “Warrants” means this “Warrant”. Any Capitalized Term not defined herein shall have the meaning ascribed to it in the Stock Purchase Agreement.
     Under no condition will Warrant Shares become issuable hereunder unless and until the Company’s secures the necessary vote from its shareholders in favor of the issuance of this Warrant.
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 1 of 12

     This Warrant is subject to the following terms, provisions, and conditions:
     1. Manner of Exercise; Issuance of Certificates; Payment for Shares; Vesting; Right Repurchase of Shares.
          (a) Stock Purchase Agreement. This Warrant is issued in connection with that certain Stock Purchase Agreement between Hyundai and the Company, dated as of December 29, 2006, (the “Stock Purchase Agreement”). Under the Stock Purchase Agreement, the Company and Hyundai (or any Hyundai affiliate; Hyundai and any Hyundai affiliate hereinafter collectively referred to as “HYUNDAI”) shall put forth their respective best efforts to facilitate the resale and lease by the Company of Machines and Enhanced Machines having an aggregate resale and or lease value of at least Twenty Five Million ($25,000,000)(such amount, the “Minimum Revenues”) from customers in UDW Territory by March 31, 2008. The Company shall be Hyundai’s exclusive reseller of Machines and Enhanced Machines throughout the UDW Territory. For the purpose of this Warrant, the term “Gross Profits” is as defined in the Stock Purchase Agreement.
          (b) Exercise; Issuance; Payment of Shares. Subject to the provisions hereof, this Warrant may be exercised by the Holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the “Exercise Agreement”), to the Company during normal business hours on any business day at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a “Cashless Exercise” (as defined in Paragraph 11(c) below) for the Warrant Shares specified in the Exercise Agreement. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the Holder hereof within a reasonable time, not exceeding five (5) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder hereof and shall be registered in the name of such Holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.
          (c) Vesting.
               (i) With respect to the Gross Profits realized by the Company, this Warrant shall become exercisable as to One Million Warrant Shares for each One Million Dollars ($1,000,000) in Gross Profits allocated to HYUNDAI or portion thereof (One Dollar ($1.00) per Warrant Share) up to an aggregate total of, not to exceed, Fourteen Million Three Hundred (14,300,000) Warrant Shares. The aforementioned vesting rate of One Dollar ($1.00) per Warrant Share is hereinafter referred to as the “Vesting Rate.”
               (ii) This Warrant shall not become exercisable for additional Warrant Shares if such issuance, when added to the sum of: (i) the Six Million One Hundred Thousand (6,100,000) Escrow Shares, plus (ii) any Warrant Shares heretofore issued upon partial exercise of this Warrant,
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 2 of 12

would exceed Thirty-Nine and Nine-Tenths Percent (39.9%) of the total number of outstanding shares of the Company’s Common Stock.
               (iii) In the event that additional Warrant Shares cannot be issued for the reason described in subparagraph (ii), above, HYUNDAI may elect: (A) to rescind its Exercise Agreement for such additional Warrant Shares that otherwise would cause it to exceed the Thirty-Nine and Nine-Tenths Percent (39.9%) maximum limit and receive all or any portion of its allocation of the corresponding Gross Profits in cash; or (B) to receive a credit (“Future Issuance Credit”) for the future issuance of such Warrant Shares at a time when the Company increases its total outstanding Common Stock so as such issuance (either for all or a portion thereof) would not offend the Thirty-Nine and Nine-Tenths Percent (39.9%) maximum limit. Should HYUNDAI possess a Future Issuance Credit and the Company contemplates making an increase in its total outstanding number of Common Stock, but excluding any increase caused under a valid Company Stock Option Plan, the Company shall provide HYUNDAI with written notification of such increase and advise HYUNDAI of the opportunity for it to receive additional Warrant Shares. The Company shall not pay interest on any Future Issuance Credit, or portion thereof, during such time any Future Issuance Credit is carried on the Company’s books.
          (d) Minimum Revenue Adjustment. In the event the Minimum Revenues are not recognized by the Company by March 31, 2008, HYUNDAI shall pay the Company a price adjustment (“Minimum Revenues Adjustment”) over and above the purchase price Hyundai paid for the Escrow Shares. The Minimum Revenues Adjustment shall equal: (i) the purchase price of the Escrow Shares ($1,500,000); (ii) plus, the number of Warrant Shares issued, multiplied by: the Vesting Rate ($1.00) added to the Exercise Price ($0.01)(as such terms are defined herein); (iii) the sum of subsections (i) and (ii), divided by the sum of the number of Escrow Shares (6,100,000) and Warrants Shares issued to Hyundai under the Warrant; (iv) the quotient calculated in subsection (iii), subtracted from the Target Price Per Share; and, (v) the difference determined in subsection (iv), multiplied by the number of Escrow Shares (6,100,000). If the Minimum Revenues Adjustment is zero or a negative number, no additional payment is due. HYUNDAI shall pay the Company the Minimum Revenues Adjustment (if any) within thirty (30) days of HYUNDAI’s receipt of the Company’s written notice requesting such payment. HYUNDAI shall have the option to pay the Minimum Revenues Adjustment in cash or by surrendering to UDW shares of UDW Common Stock valued at the Target Price Per Share..
     2. Period of Exercise. This Warrant is exercisable at any time or from time to time on or after the date on which this Warrant is issued and delivered pursuant to the terms of the Stock Purchase Agreement and before 5:00 p.m., New York, New York time on the tenth (10th) anniversary of the date hereof (the “Exercise Period”).
     3. Certain Agreements of the Company. The Company hereby covenants and agrees as follows:
          (a) Shares to be Fully Paid. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.
          (b) Commercially Reasonable Effort to Increase Number of Outstanding Shares. The Company shall commit commercially reasonable efforts to increase its total outstanding
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 3 of 12

number of shares of Common Stock so as to afford HYUNDAI the opportunity to convert any Future Issuance Credit carried on the Company’s books.
          (c) Listing. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.
          (d) Certain Actions Prohibited. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may reasonably be requested by the Holder of this Warrant in order to protect the exercise privilege of the Holder of this Warrant against dilution or other impairment, consistent with the tenor and purpose of this Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant.
          (e) Successors and Assigns. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all the Company’s assets.
     4. Antidilution Provisions. During the Exercise Period, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Paragraph 4.
          (a) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price and Vesting Rate in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price and Vesting Rate in effect immediately prior to such combination will be proportionately increased.
          (b) Adjustment in Number of Shares. Upon each adjustment of the Exercise Price and Vesting Rate pursuant to the provisions of this Paragraph 4, the number of shares of
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 4 of 12

Common Stock issuable upon exercise of this Warrant shall be adjusted by multiplying a number equal to the Exercise Price and Vesting Rate in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price and Vesting Rate.
          (c) Consolidation, Merger or Sale. In case of any consolidation of the Company with, or merger of the Company into, any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the Holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate measures to insure that the provisions of this Paragraph 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant. The Company will not effect any consolidation, merger or sale or conveyance unless prior to the consummation thereof, the successor corporation (if other than the Company) assumes by written instrument the obligations under this Paragraph 4 and the obligations to deliver to the Holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire.
          (d) Distribution of Assets. In case the Company shall declare or make any distribution of its assets (including cash) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise, then, after the date of record for determining stockholders entitled to such distribution, but prior to the date of distribution, the Holder of this Warrant shall be entitled upon exercise of this Warrant for the purchase of any or all of the shares of Common Stock subject hereto, to receive the amount of such assets which would have been payable to the Holder had such Holder been the holder of such shares of Common Stock on the record date for the determination of stockholders entitled to such distribution.
          (e) Notice of Adjustment. Upon the occurrence of any event which requires any adjustment of the Exercise Price and the Vesting Rate, then, and in each such case, the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Exercise Price and Vesting Rate resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Such calculation shall be certified by an officer of the Company.
          (f) No Fractional Shares. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant. Any fraction of a share that would otherwise be issuable shall be rounded down to the nearest full share.
          (g) Other Notices. In case at any time:
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 5 of 12

               (i) the Company shall declare any dividend upon the Common Stock payable in shares of stock of any class or make any other distribution (including dividends or distributions payable in cash out of retained earnings) to the holders of the Common Stock;
               (ii) the Company shall offer for subscription pro rata to the holders of the Common Stock any additional shares of stock of any class or other rights;
               (iii) there shall be any capital reorganization of the Company, or reclassification of the Common Stock, or consolidation or merger of the Company with or into, or sale of all or substantially all its assets to, another corporation or entity; or
               (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;
then, in each such case, the Company shall give to the Holder of this Warrant (a) notice of the date on which the books of the Company shall close or a record shall be taken for determining the holders of Common Stock entitled to receive any such dividend, distribution, or subscription rights or for determining the holders of Common Stock entitled to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, notice of the date (or, if not then known, a reasonable approximation thereof by the Company) when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to receive such dividend, distribution, or subscription rights or to exchange their Common Stock for stock or other securities or property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, as the case may be. The Company shall use commercially reasonable efforts to give such notice as soon as practicable as to the record date or the date on which the Company’s books are closed in respect thereto. Failure to give any such notice or any defect therein shall not affect the validity of the proceedings referred to in clauses (i), (ii), (iii) and (iv) above.
          (h) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Paragraph 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Paragraph 4(g) hereof, and the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price, Vesting Rate and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished by such event.
     5. Issue Tax. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder of this Warrant.
     6. No Rights or Liabilities as a Stockholder. Except as set forth in the penultimate sentence of Paragraph 4(g) of this Warrant, this Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder hereof to purchase Warrant Shares, and no mere
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 6 of 12

enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
     7. Transfer, Exchange, and Replacement of Warrant.
          (a) Restriction on Transfer. This Warrant and the rights granted to the Holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Paragraph 7(e) below, provided, however, that any transfer or assignment shall be subject to the conditions set forth in Paragraph 7(f) hereof and, to the extent applicable, that certain Voting Agreement and Proxy Coupled with an Interest, dated as of December ___, 2006 (the “Proxy”). Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered Holder hereof as the owner and Holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in Paragraph 8 are assignable only in accordance with the provisions of that certain Registration Rights Agreement, dated as of December ___, 2006, by and between the Company and HYUNDAI (the “Registration Rights Agreement”).
          (b) Warrant Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder hereof at the office or agency of the Company referred to in Paragraph 7(e) below, for new Warrants of like tenor representing in the aggregate the right to purchase the number of shares of Common Stock which may be purchased hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by the Holder hereof at the time of such surrender.
          (c) Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.
          (d) Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any transfer, exchange, or replacement as provided in this Paragraph 7, this Warrant shall be promptly canceled by the Company. The Company shall pay all taxes (other than securities transfer taxes) and all other expenses (other than legal expenses, if any, incurred by the Holder or transferees) and charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Paragraph 7.
          (e) Register. The Company shall maintain, at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder hereof), a register (the “Register”) for this Warrant, in which the Company shall record the name and address of the person in whose name this Warrant has been issued, as well as the name and address of each transferee and each prior owner of this Warrant, and the corresponding number of Warrant Shares issued thereto. The Register shall track HYUNDAI’s Future Issuance Credit(s), if any, determine the number of Warrants Shares (if any) that may be issued hereunder without offending the Thirty-Nine and Nine-Tenths Percent (39.9%) maximum limit and determine the appropriate adjustment (if any) to the Exercise Price and Vesting Rate, in accordance with Paragraph 4 herein. Unless otherwise agreed
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 7 of 12

by both the Holder and the Company, the determinations of the Register shall be dispositive in case of any disputes between the parties.
          (f) Exercise or Transfer Restriction. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel, which opinion and counsel are acceptable to the Company, to the effect that such exercise, transfer, or exchange may be made without registration under said Act and under applicable state securities or blue sky laws and (ii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act; provided that no such opinion, letter or status as an “accredited investor” shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act; and provided, further, that Hirshfield Law shall be acceptable to the Company for the rendering of any such opinion. The first Holder of this Warrant, by taking and holding the same, represents to the Company that such Holder is acquiring this Warrant for investment and not with a view to the distribution thereof.
     8. Registration Rights. The initial Holder of this Warrant (and certain assignees thereof) is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in Section 6.2 of the Registration Rights Agreement.
     9. Notices. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to such Holder at the address shown for such Holder on the books of the Company, or at such other address as shall have been furnished to the Company by notice from such Holder. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Company shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to the office of the Company at US Dataworks, Inc., 5301 Hollister Road, Second Floor, Houston, Texas 77040; attn: John J. Figone, Esq., or at such other address as shall have been furnished to the Holder of this Warrant by notice from the Company. All notices, requests, and other communications required or permitted to be given or delivered hereunder to the Holder of this Warrant shall be in writing, and shall be personally delivered, or shall be sent by certified or registered mail or by recognized overnight mail courier, postage prepaid and addressed, to: Hyundai Syscomm Corp., 1065 East Hillsdale Boulevard, Suite 247, Foster City, California 94404; Attention: Samuel Lee, Chairman of the Board, tel.: (510) 790-4500; fax: (415) 358-4551; email: jack@hyundaisyscom.com, or at such other address as shall have been furnished to the Company by notice from the Holder of this Warrant. Any such notice, request, or other communication may be sent by facsimile, but shall in such case be subsequently confirmed by a writing personally delivered or sent by certified or registered mail or by recognized overnight mail courier as provided above. All notices, requests, and other communications shall be deemed to have been given either at the time of the receipt thereof by the person entitled to receive such notice at the address of such person for purposes of this Paragraph 9, or, if mailed by registered or certified mail or with a recognized overnight mail courier upon deposit with
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 8 of 12

the United States Post Office or such overnight mail courier, if postage is prepaid and the mailing is properly addressed, as the case may be.
     10. Governing Law. THIS WARRANT SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS WARRANT SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.
     11. Miscellaneous.
          (a) Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder hereof.
          (b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.
          (c) Cashless Exercise. Notwithstanding anything to the contrary contained in this Warrant, this Warrant may be exercised by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the Holder’s intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a “Cashless Exercise”). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the Holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Market Price per share of the Common Stock and the Exercise Price, and the denominator of which shall be the then current Market Price per share of Common Stock. For example, if the Holder is exercising 300,000 Warrants with a per Warrant exercise price of $0.01 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, then upon such Cashless Exercise the Holder will receive 298,500 shares of Common Stock. Market Price means as of any date, (i) means the average of the last reported sale prices for the shares of Common Stock on NASDAQ for the five (5) Trading Days immediately preceding such date as
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc.
December 28, 2006 Page 9 of 12

reported by Bloomberg, or (ii) if NASDAQ is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by the AMEX (ii) if the AMEX is not the principal trading market for the shares of Common Stock, the average of the last reported sale prices on the principal trading market for the Common Stock during the same period as reported by Bloomberg, or (iii) if market value cannot be calculated as of such date on any of the foregoing bases, the Market Price shall be the fair market value as reasonably determined in good faith by (a) the Board of Directors of the Company or, at the option of a majority-in-interest of the Holders of the outstanding Warrants by (b) an independent investment bank of nationally recognized standing in the valuation of businesses similar to the business of the Company. The manner of determining the Market Price of the Common Stock set forth in the foregoing definition shall apply with respect to any other security in respect of which a determination as to market value must be made hereunder
          (d) Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Warrant will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Warrant, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Warrant and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.
          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

US DATAWORKS, INC.

By:	/s/ Charles E. Ramey

Charles E. Ramey
Chief Executive Officer
Date: December 29, 2006
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc
December 28, 2006 Page 10 of 12

FORM OF EXERCISE AGREEMENT
Dated:                               , 200_
To:
     The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to purchase                      shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by such Warrant in cash or by certified or official bank check in the amount of, or, if the resale of such Common Stock by the undersigned is not currently registered pursuant to an effective registration statement under the Securities Act of 1933, as amended, by surrender of securities issued by the Company (including a portion of the Warrant) having a market value (in the case of a portion of this Warrant, determined in accordance with Paragraph 11(c) of the Warrant) equal to $                    . Please issue a certificate or certificates for such shares of Common Stock in the name of:

Name:

Signature:
Address:

Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.
and, if said number of shares of Common Stock shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned covering the balance of the shares purchasable thereunder less any fraction of a share paid in cash.
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc
December 28, 2006 Page 11 of 12

FORM OF ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

Name of Assignee	Address	No of Shares
, and hereby irrevocably constitutes and appoints                                                       as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.
Dated:                     __, 200_

In the presence of:

Name:

Signature:

Title of Signing Officer or Agent (if any):

Address:

		Note:	The above signature should correspond exactly with the name on the face of the within Warrant, if applicable.
©2006 Hyundai Syscomm Corp., Warrant of US Dataworks, Inc
December 28, 2006 Page 12 of 12